United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 18, 2009

Boomerang Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-10176	22-2306487
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

355 Madison Avenue, Morristown, New Jersey 07960
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (973) 538-1194

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3. Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

Pursuant to agreements entered into in December, 2009, we issued an aggregate of 16,780,065 shares of our common stock in exchange for an aggregate of $1,450,000 principal amount of our 12% Promissory Notes and $228,006 of accrued interest on the Notes issued in 2008.  The shares were exchanged with our existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange and, as such, the shares are exempt securities under Section 3(a)(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, are not subject to the registration requirements of the Securities Act.

Section 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits

(a)	Exhibits 10.1 – Form of Agreement used in the exchange transaction.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boomerang Systems, Inc.

Dated: December 18, 2009	By:	/s/Joseph R. Bellantoni
Joseph R. Bellantoni
Chief Financial Officer